[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                  Exhibit 10.12

                                LICENSE AGREEMENT

      This Agreement made as of the 25th day of October 1999, by and between Nihon Medi-Physics Co. Ltd. (the "Licensor") and Biostream, Inc. (the "Licensee"),

                                  WITNESSETH:

      WHEREAS Licensor conducted various clinical trials in Japan and has been selling its BMIPP product, Cardiodine, for use in diagnosing myocardial ischemia and infarction and as a result has collected and possesses substantial information, know-how and data from such trials;

      WHEREAS Licensee has a patent on certain BMIPP product technology in the United States;

      WHEREAS Licensee desires to utilize the Confidential Information (as defined below) to reduce the time and expense of obtaining regulatory approval and production capability with respect to such technology in the United States; and

      WHEREAS Licensee wishes to obtain non-exclusive license to use the Confidential Information pursuant to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                 I. Definitions

      A. "Additional Indication" shall mean the second or any subsequent indication after the First Indication for the use of MyoImage for which Licensee receives FDA approval.

      B. "BMIPP" shall mean Beta-methyl-iodo-phenyl-pentadecanoic acid, labeled with Iodine-123.

      C. "Cardiodine" shall mean Licensors BMIPP product.

      D. "Confidential Information" shall mean all data submitted by Licensor to the Ministry of Health and Welfare as of the date of this Agreement in connection with Licensor's application for approval of Cardiodine.

      E. "FDA" shall mean the United States Food and Drug Administration.

      F. "First Indication" shall mean Licensee's use of MyoImage to diagnose myocardial ischemia and infarction.

      G. "MyoImage" shall mean Licensee's BMIPP product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


      H. "Net Sales" shall mean all amounts actually received, directly or indirectly, in respect of sales of MyoImage in the Territory by Licensee, affiliates of Licensee, or any third parties to which Licensee may license, sell or otherwise transfer or dispose of its rights to make or sell MyoImage in the Territory less the following items:

      (1) customary trade, quantity, cash and prompt payment discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

      (2) amounts repaid or credited by reason of rejection or return;

      (3) taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid or collected by or on behalf of Licensee;

      (4) costs of insurance and packing and charges for delivery or transportation; and

      (5) rebates and price reductions or adjustments required by a law or regulation.

      I. "Technology" shall mean BMIPP, Cardiodine and MyoImage collectively.

      J. "Territory" shall mean North America.

                             II. Licenses and Rights

      A. During the term of this Agreement, and subject to all the terms and conditions stated herein, Licensor hereby grants Licensee the [*************]right (the "License") to use the Confidential Information solely for and in connection with consultations with the FDA, the marketing of MyoImage, the conduct of all aspects of clinical trials of MyoImage, any submissions to the FDA regarding MyoImage and the formulation, production and distribution of MyoImage within, the Territory including copying, translating and distributing the Confidential Information in the Territory.

      B. Licensee shall be responsible at its sole cost and expense for translating the Confidential Information into English. Licensor will cause its employees to respond by telephone or in writing to inquiries Licensee may have regarding the Confidential Information, provided that Licensor's employees shall not he required to spend more than 3 employee working days in the aggregate in assisting Licensee in this manner.

                       III. Warranties and Indemnification

   A. Licensor represents and warrants to Licensee as follows:

      1. Licensor has the right, power and authority to enter into this Agreement and grant the rights and undertake the obligations specified herein.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


      2. To the best knowledge of Licensor, the information contained in the Confidential Information was accurate as of the date of its submission to the Ministry of Health and Welfare. No representation is made as to the validity or ownership of any intellectual or industrial property rights inherent in the Confidential Information.

      3. No authorization, consent or approval of, or filing with or notice to any governmental or public body or authority, is necessary for the execution, delivery and performance of this Agreement by Licensor.

      4. Neither the execution, delivery and performance of this Agreement by Licensor nor Licensee's use of the Confidential Information pursuant to this Agreement will conflict with or result in any violation or breach of any agreement, instrument license, judgment, order, decree, statute, ordinance, rule or regulation to which Licensor is a party or by which it is bound or which is applicable to it or any of its assets.

                                  IV. Royalties

A. Amount of Royalties Owing

      1. In exchange for the License granted hereunder, Licensee shall pay to Licensor the following royalties with respect to Net Sales for the First
Indication:

      a.    If Licensor provides Licensee with the Confidential
            Information, and Licensee is able to [******************** *****************************************************] in
            connection with the approval of the use of MyoImage for
            the First Indication:                                           [*]%

      b.    With respect to the use of MyoImage for the First
            Indication, if the use of the Confidential Information
            results in Licensee's being allowed by the FDA to [****
            *******************************************************]        [*]%

      c.    With respect to the use of MyoImage for the First
            Indication, if the use of the Confidential Information
            results in Licensee's being allowed by the FDA to [****
            *******************************************************]        [*]%

      d.    With respect to the use of MyoImage for the First
            Indication, if the use of the Confidential Information
            results in Licensee's being allowed by the FDA to [****
            ******************************************************
            ****************]                                               [*]%

      e.    With respect to the use of MyoImage for the First
            Indication, if the use of the Confidential Information
            results in Licensee's being allowed by the FDA to [****
            ******************************************************
            ****************]                                               [*]%

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



      f.    With respect to the use of MyoImage for the First Indication, if the use of the Confidential Information results in Licensee's being allowed by the FDA to [**********************************
            ***************************************************************
            *******************************]                                [*]%

     A Phase II or Phase III trial will be deemed to be "limited" if the FDA specifies in writing that less than the usual standard Phase II or Phase III, as the case may be, trial will be required. Within 30 days after Licensee receives FDA approval to commercially market and sell MyoImage, Licensee shall deliver to Licensor a statement [**********************************************************
*****************************], the royalty that will be due with respect to ensuing Net Sales as a result and copies of all written communications from the FDA with respect to the approval process.

      2. Licensee shall also pay to Licensor a royalty of [*]% of Net Sales of MyoImage for any Additional Indication.

      B. Time and Method of Payment

      1. Following Licensee's first sale of MyoImage, Licensee shall make written reports and royalty payments quarterly, within 30 days following each March 31, June 30, September 30, and each December 31, or at such other times as the parties may from time to time agree. Each report shall state the number, basis of calculation, description and aggregate Net Sales of MyoImage during the completed quarter for the First Indication and for each Additional Indication and resulting calculation of royalty payments due Licensor for such completed quarter.

      Licensee shall, as a condition of entering into any license or other transfer or disposition of rights to make or sell MyoImage to a third party require that such third party maintain records of sales and other information equivalent to the records required to be maintained by Licensee hereunder, which records shall be made available to Licensor for the purposes of calculating and confirming royalty payments hereunder

      2. All royalty payments shall be in Japanese yen converted from US dollars at the prevailing exchange rate and made by wire transfer pursuant to such instructions as may be specified by Licensor from time to time.

      3. If any government or political subdivision requires Licensee to withhold any tax or other amount with respect to the payment of royalties hereunder, Licensee shall be deemed to have paid the full amount of the royalties to Licensor and shall not be required to increase any royalty payments to Licensor to compensate for such withholdings.

      4. Licensee shall keep records showing all operations that are subject to this Agreement and shall maintain such results for a period of three years following the expiration or earlier termination of this Agreement. Upon reasonable notice to Licensee, Licensor shall have the right to inspect, or to cause an accountant or other authorized agent or agents to inspect, Licensee's records to verify that Licensee has paid all royalties owing to Licensor. The foregoing inspection rights shall survive the expiration or earlier termination of this Agreement for a period of three years. In the event that it is established in the course of an inspection that Licensee has been paying less than 95% of the royalties it is obliged to pay hereunder, in addition and without prejudice to any other remedy available to Licensor, Licensee shall reimburse Licensor for the cost of such inspection, Any confidential information disclosed to Licensor during any such inspection shall be held in confidence by Licensor, not used except in connection with the enforcement of this Agreement and not disclosed to any third parties. Licensor shall take all other actions reasonably necessary or advisable to protect and maintain Licensee's rights in such information. Any third party agents of Licensor to whom such confidential information is disclosed shall be required to enter written confidentiality or nondisclosure agreements reasonably satisfactory to Licensee with respect to Licensee's confidential information.

                          V. Confidential Information

      A. Licensee acknowledges that all Confidential Information is a valuable asset of Licensor, the value of which would be substantially diminished or destroyed by unauthorized disclosure.

      B. Licensee shall not disclose any Confidential Information to vendors, customers, or other persons except in connection with its use of the Confidential Information as provided herein (including filings with the FDA) without the prior written consent of Licensor.

      C. Licensee shall enter into written confidentiality or nondisclosure agreements with Licensee's employees, with vendors to Licensee, and with anyone else to whom Confidential Information is disclosed.

      D. Licensee shall take all other actions reasonably necessary or advisable to protect and maintain Licensor's rights in all Confidential Information. These actions shall include, without limitation:

      1. Establishment and maintenance of reasonable security procedures at all of Licensee's locations at which Confidential Information is kept or used;

      2. Informing Licensee's employees with access to Confidential Information that Confidential Information is confidential, proprietary and secret;

      3. Informing Licensee's employees on a periodic basis of the importance of maintaining the secrecy of all Confidential Information; and

      4. Such other actions as Licensee takes to protect its own confidential materials and such actions as Licensor may reasonably request to maintain the secrecy of all Confidential Information.

      E. Any information, technical data or know-how that (a) is already in Licensee's possession at the time of its disclosure to Licensee, (b) is now or becomes a part of the public domain by virtue of a publication other than by or through the fault of Licensee or any of its agents or employees, (c) is rightfully received from a third party who has a right to disclose such information without restriction on disclosures and without breach of this agreement or (d) is independently developed by Licensee without use of Confidential Information shall not be deemed to be Confidential Information.

                                 VI. Termination

      A. The term of this Agreement shall be from the date hereof until such time as Licensee, its successors, affiliates, licensees and other transferees cease to sell or distribute MyoImage in the Territory.

      B. This Agreement may be terminated (1) by mutual agreement; (2) by one party upon the occurrence of a material breach of contract by the other party; or (3) by one party upon bankruptcy, insolvency proceeding or similar event affecting the other party.

      C. Each party hereto shall keep the other party informed of bona fide reason or similar incidents which come to its attention with regard to this Agreement, regardless of the origin of such report. Either party may rescind this Agreement, with consent from the other party, which consent shall not be unreasonably withheld, at any time prior to the official submission by the Licensee of the Confidential Information to the FDA, but only for a bona fide reason, which shall be limited to the definition below. A "bona fide reason" shall mean (1) the occurrence of materially adverse results or revelations concerning the use of Cardiodine that is likely to have an materially adverse effect on the outcome of the FDA approval process for MyoImage; or (2) the occurrence of materially adverse results during clinical trials of MyoImage; (3) any other circumstances that would cause public disclosure of this Agreement or the Confidential Information, that would have a materially adverse impact on either party or either party's reputation. In the event that the parties do not agree that an occurrence constitutes a bona fide reason, the parties will employ the dispute resolution process in Section VII. Each party agrees to promptly notify the other if a bona fide reason occurs.

      D. If NMP requests rescission of this Agreement for a bona fide reason, Licensee shall be prohibited from utilizing and disclosing Confidential Information prior to receipt of the written judgement of the arbitrators.

      E. Upon the expiration, termination, or rescission of this agreement pursuant to section VI, A, B, C, hereof Licensee shall have no further right and license to the Confidential Information, promptly return the Confidential Information to NMP and continue to observe the obligations of Section V with respect thereto.

                                  VII. General

      A. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all negotiations and prior agreements between them with respect thereto.

      B. The failure of either party to enforce its rights or remedies under any part of this Agreement shall not waive its right to enforce the same part at a different time, or to enforce other parts of this Agreement.

      C. In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

      D. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

      E. The Agreement shall be binding upon the parties and their respective legal representatives, successors and assigns. Licensee may not assign its rights hereunder without the prior written consent of Licensor.

      F. This Agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same instrument.

      G. Licensor and Licensee are independent contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers.

      H. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of Japan.

      I. Any dispute arising out of, in connection with or in relation to any provision of this Agreement shall be settled in accordance with the then-existing Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be conducted by three arbitrators, one selected by Licensee, one selected by Licensor, and the third selected by the first two arbitrators. The arbitration shall be held in Tokyo and the proceeding shall be conducted in Japanese if the party initiating the proceeding is Licensee, and in New York and in the English language if the party initiating the proceeding is Licensor. Any award or judgement shall be rendered by a majority of the arbitrators and shall be in writing stating the reasons therefor, and any award or judgement rendered may be entered in and shall be enforceable by any court of competent jurisdiction.

      J. Licensee agrees that press releases and other public announcements to be made by it with respect to this Agreement and the translation contemplated hereby shall be subject to the prior approval of Licensor.

      K. If this Agreement is translated into another language before or after execution, this English language version shall remain the governing version of this Agreement.

      L. Any notice required or permitted hereunder shall be considered as duly made and effective upon delivery if made in writing and delivered to the party for which it is intended at the following address or fax number:

If to Licensor:                                If to Licensee:
1-13-5 Kudankira.                              160 Second Street
Chiyoda-Ku, Tokyo                              Cambridge, MA 02142
Fax No.: 81-3-3234-2551                        Fax No.: 617-492-5664
Attn.: Miki Kurami, Manager                    Attn: President

Notices delivered by fax shall be confirmed by copy delivered by air courier or overnight mail service.

IN WITNESS WHEREOF, the parties have through their duly authorized representatives executed this Agreement under seal as of the date first written above.

                                                     NIHON MEDI-PHYSICS CO. LTD,


                                                     By: /s/ [ILLEGIBLE]
                                                        ------------------------

                                                     Title: President

                                                     BIOSTREAM, INC.

                                                     By: John W. Babich
                                                         -----------------------

                                                     Title: CEO, President